Exhibit 3.21

FILER
In the Office of the
ARTICLES OF INCORPORATION	Secretary of State of Texas
OF	MAY 2 2000
CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.	Corporations Section

I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of said corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME. The name of the corporation is CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.

ARTICLE II

DURATION. The period of its duration is perpetual.

ARTICLE III

PURPOSE. The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated, and the authority to act as a local recording agent.

ARTICLE IV

SHARES. The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of a par value of One Cent ($.01) each. The shares are designated as Common Stock and have identical rights and privileges in every respect.

ARTICLE V

COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum which shall be at least One Thousand and No/100 Dollars ($1,000.00).

ARTICLE VI

PREEMPTIVE RIGHTS. Holders of the common stock of the corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the corporation which may be issued.

ARTICLE VII

CUMULATIVE RIGHTS. The shareholders of the corporation shall not be entitled to cumulate their votes in the election of directors or for any other purpose, but each share of the corporation having voting rights shall have one vote.

ARTICLE VIII

REGISTERED OFFICE AND AGENT. The street address of the initial registered office of the corporation is 901 Congress Avenue, Austin, Travis County, TX 78701, and the name of its initial registered agent at such address is Michael R. Perkins.

ARTICLE IX

INITIAL DIRECTORS. The number of directors constituting the initial Board of Directors is one (1) and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successors shall be elected and qualified are as follows:

Louis Henry Heimer

9600 I-35 N

San Antonio TX 78233

ARTICLE X

INCORPORATOR. The name and address of the incorporator is:

Michael R. Perkins

901 Congress Avenue

Austin, TX 78701

ARTICLE XI

DIRECTOR LIABILITY. To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except liability for (i) a breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

If the Texas statutory law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Texas statutory law.

Any repeal or modification of the preceding provisions in this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII

Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 2nd day of May, 2000.

/s/ MICHAEL R. PERKINS
MICHAEL R. PERKINS

The State of Texas

Secretary of State

CERTIFICATE OF INCORPORATION

OF

CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.
CHARTER NUMBER 01580913

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAY 2, 2000

EFFECTIVE MAY 2, 2000

/s/ Elton Bonier
Elton Bonier, Secretary of State

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Gwyn Shea Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.
Filing Number: 158091300

The undersigned, as Secretary of State of Texas, hereby certifies that the statement of change of registered agent/office for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: 05/27/2003

Effective: 05/27/2003

/s/ Gwyn Shea
Gwyn Shea Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Lisa Sartin

MAY-23-2003    16:10

FILED
Office of the Secretary of State	In the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697
Austin, Texas 78711-3697	MAY 27 2003

Corporations Section

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.                                       The name of the entity is Camping World Insurance Services of Texas, Inc. and the file number issued to the entity by the secretary of state is 0158091300

2.                                       The entity is: (Check one.)

☒                                  a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐                                    a non-profit corporation, which has authorized the changes Indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐                                    a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐                                    a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐                                    an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.                                       The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 901 Congress Avenue, Austin, TX 78701

4.                                       ☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201

OR                               ☐ B. The registered office address will not change.

5.                                       The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Michael R. Perkins

6.                                       ☒ A. The name of the NEW registered agent is C T Corporation System

OR                               ☐ B. The registered agent will not change.

[ILLEGIBLE]

7.                                       Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:	/s/ [ILLEGIBLE]
(A person authorized to sign on behalf of the entity)

INSTRUCTIONS

1.                                       It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filing. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.                                       You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3.                                       An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material  respect with the intent that the document be delivered to the secretary of state for filing.  The offense is a Class A misdemeanor.

4.                                       Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

Personal checks and MasterCard®, Viss®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.                                       Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401

Revised 9/99

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